EXHIBIT 99.1

Rekor Systems, Inc. Reports Record Second Quarter 2023 Financial Results Company Continues Momentum with Consecutive Quarter-over-Quarter Revenue Growth, Solidifying Its Unique Position in the AI Sector

Highlights:

•	Q2 2023 gross revenue increased 132% to $8.6 million as compared to $3.7 million in Q2 2022
•	Recurring revenue increased 178% to $5.8 million in Q2 2023 as compared to $2.1 million in Q2 2022
•	Performance obligations increased 48% to $31.8 million as of June 30, 2023, as compared to $21.4 million as of December 31, 2022
•	Total contract value signed during the second quarter was $17.6 million, an increase of 31% from $12.1 million in the first quarter of 2023 and an increase from $3.5 million or 411% over the same quarter last year
•	Improved Adjusted EBITDA from a loss of $12.0 million for Q2 2022 to a loss of $7.2 million for Q2 2023

COLUMBIA, MD / ACCESSWIRE / August 14, 2023 / Rekor Systems, Inc (NASDAQ:REKR) ("Rekor" or the "Company"), a global AI technology company with a mission to provide insights that build safer, smarter, and more efficient cities around the world through intelligent infrastructure, announced its financial results for the six and three months ended June 30, 2023.

"In the second quarter of 2023, not only did we successfully reduce our cash burn to approximately $5.5 million without one-time payments, but we also sustained our impressive revenue growth trend. We've consistently achieved over 35% increase in revenue quarter over quarter since the fourth quarter of 2022. This remarkable progress reflects our success in achieving our strategic vision," said Eyal Hen, Chief Financial Officer, Rekor.

"Rekor is leading the charge to be the premier provider of Roadway Intelligence and data-driven mobility insights on a global scale. Our cutting-edge, AI-driven solutions are revolutionizing public safety, urban mobility, and transportation product lines and enabling us to achieve consistent and predictable revenue-a rarity for any development-stage technology company," said Robert A. Berman, Chair and CEO, Rekor.

Mr. Berman added: "What sets Rekor apart is our ability not only to innovate but also to translate that innovation into sustainable growth. The revenue consistency we're achieving is a testament to the strong demand for our solutions, our effective go-to-market strategy, and the immense value we're creating for our customers and shareholders alike. We are pioneering a new era of AI roadway intelligence, and this strong financial performance underlines the unique position Rekor has attained in the industry."

Financial Results for the Three and Six Months Ended June 30, 2023

The following section has been included to highlight the changes for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022. Additionally, this section includes the changes for the three months ended June 30, 2023, compared to the three months ended March 31, 2023.

Revenues

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Revenue	$8,563	$3,698	$4,865	132%	$14,748	$6,673	$8,075	121%

The increase in revenue for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022, was primarily attributable to our acquisition of Southern Traffic Services, Inc. ("STS") in June 2022. During the three and six months ended June 30, 2023, revenue attributable to our acquisition of STS was $3,574,000 and $6,327,000, respectively. The other main driver of revenue growth during the year was attributable to sales of the Company's software which increased for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022, as a result of the Company's go to market strategy and its expanded customer base.

	Three Months Ended,		Change
(Dollars in thousands)	June 30, 2023	March 31, 2023	$	%
Revenue	$8,563	$6,185	$2,378	38%

The increase in revenue for the three months ended June 30, 2023, compared to the three months ended March 31, 2022, was across all product areas as the Company continued its strategy to focus on activities that generate recurring revenue.

Loss from Operations

	Three Months Ended June,		Change		Six Months Ended June 30,		Change
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Loss from operations	$(10,280)	$(15,674)	$5,394	34%	$(22,966)	$(28,350)	$5,384	19%

The decrease in operating loss for the three and six months ended June 30, 2023, compared to the three and six months ended June 30, 2022, was primarily attributable to our growth in revenue, highlighted above, and reduction in expenses.

During the three and six months ended June 30, 2023, the Company saw a significant decrease in payroll and payroll-related costs as the Company began to focus on operational efficiencies and streamline its business processes.

	Three Months Ended,		Change
(Dollars in thousands)	June 30, 2023	March 31, 2023	$	%
Loss from operations	$(10,280)	$(12,686)	$2,406	19%

The primary cause of the decrease in the Company's loss from operations for the three months ended June 30, 2023, compared to the three months ended March 31, 2023, was the Company's increase in revenue accompanied by improvement in Adjusted Gross Margin. In addition, during the three months ended March 31, 2023, the Company had higher professional fees related to its legal matters that were settled in the first quarter of 2023.

Additional Key Performance Indicators

Performance Obligations

As of June 30, 2023, the Company had approximately $31,774,000 in remaining performance obligations not yet satisfied or partially satisfied. This is an increase of approximately 48%, up from $21,412,000 of remaining performance obligations as of December 31, 2022. Total performance obligations increased over time across all product areas as the Company continued to focus intently on near-term revenue-generating activities and closing long-term contracts.

Total Contract Value

The total contract value of contracts won in a given period provides visibility into the Company's future operating results and cash flows from operations. We make certain assumptions when determining the total contract value of an agreement, such as the success rate of renewal periods, cancellations and usage estimates.

	Three Months Ended June 30,		Change		Six Months Ended June 30,		Change
(Dollars in thousands)	2023	2022	$	%	2023	2022	$	%
Total Contract Value	$17,643	$3,454	$14,189	411%	$29,726	$4,979	$24,747	497%

For the six months ended June 30, 2023, we won contracts valued at $29,738,000, compared to $4,979,000 of contracts won for the six months ended June 30, 2022. This represents a $24,759,000 or 497% increase, period over period. The increase in total contract value is primarily related to large statewide contracts that closed across all three product lines.

Non-GAAP Measures

Adjusted Gross Profit and Adjusted Gross Margin

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
	(Dollars in thousands, except percentages)		(Dollars in thousands, except percentages)
Revenue	$8,563	$3,698	$14,748	$6,673
Cost of revenue, excluding depreciation and amortization	4,131	2,241	6,999	3,777
Adjusted Gross Profit	$4,432	$1,457	$7,749	$2,896
Adjusted Gross Margin	51.8%	39.4%	52.5%	43.4%

Adjusted Gross Margin for the three and six months ended June 30, 2023, increased compared to the three and six months ended June 30, 2022. As Company continues to scale and standardize its product offerings, it has realized operational efficiencies that have resulted in an improved Adjusted Gross Margin. Additionally, during the three and six months ended June 30, 2023, the Company had a higher mix of software sales which typically carry a higher Adjusted Gross Margin.

EBITDA and Adjusted EBITDA

The Company calculates EBITDA as net loss before interest, taxes, depreciation, and amortization. The Company calculates Adjusted EBITDA as net loss before interest, taxes, depreciation, and amortization, adjusted for (i) impairment of intangible assets, (ii) loss on extinguishment of debt, (iii) stock-based compensation, (iv) losses or gains on sales of subsidiaries, and (v) other unusual or non-recurring items. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the U.S. ("U.S. GAAP") and should not be considered as an alternative to net earnings or cash flow from operating activities as indicators of our operating performance or as a measure of liquidity or any other measures of performance derived in accordance with U.S. GAAP. EBITDA and Adjusted EBITDA are presented because we believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of a company's ability to service and/or incur debt. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

The following table sets forth the components of the EBITDA and Adjusted EBITDA for the periods included (dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net loss from continuing operations	$(11,113)	$(15,390)	$(23,795)	$(28,063)
Income taxes	-	-	-	-
Interest	908	17	1,668	26
Depreciation and amortization	2,003	1,483	3,954	2,625
EBITDA	$(8,202)	$(13,890)	$(18,173)	$(25,412)

Share-based compensation	$1,044	$1,885	$2,156	$3,785
Gain on extinguishment of debt	-	-	(527)	-
Adjusted EBITDA	$(7,158)	$(12,005)	$(16,544)	$(21,627)

Rekor has scheduled a conference call to discuss the second quarter of 2023 results on Monday, August 14, 2023, at 4:30 P.M. (Eastern).

Any person interested in participating in the call should please dial in approximately 10 minutes prior to the start of the call using the following information:

North America: 877-407-8037 (Toll Free)

International: 201-689-8037

A live webcast of the conference call will be available online at: https://link.edgepilot.com/s/4e13c91a/P78acKH4aUWQ32bsC2EMTg?u=https://event.choruscall.com/mediaframe/webcast.html?webcastid=7Xl0dKMK

REPLAY INFORMATION

A replay will be made available online approximately two hours following the live call for a period of two weeks. To access the replay, use the following numbers:

Replay Dial-In: 877-660-6853 / 201-612-7415

Access ID: 13739653

An archived webcast will also be available to replay this conference call directly from the Company's website under Investors, Events & Presentations.

About Rekor Systems, Inc.

Rekor Systems, Inc. (NASDAQ:REKR) is a trusted global authority on intelligent infrastructure providing innovative solutions that drive the world to be safer, smarter, and more efficient. As a provider of comprehensive, continuous, and real-time roadway intelligence, Rekor leverages AI, machine learning, and holistic data to support the intelligent infrastructure that is essential for smart mobility. With its disruptive technology, the Company delivers integrated solutions, actionable insights, and predictions that increase roadway safety. To learn more please visit our website: https://rekor.ai, and follow Rekor on social media on LinkedIn, Twitter, and Facebook.

Forward-Looking Statements

This press release and its links and attachments contain statements concerning Rekor Systems, Inc. and its future expectations, plans, and prospects that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the impact of Rekor's core suite of AI-powered technology and the size and shape of the global market for ALPR systems. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential," or "continue," by the negative of these terms or by other similar expressions. You are cautioned that such statements are subject to many risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual circumstances, events or results may differ materially from those projected in the forward-looking statements, particularly as a result of various risks and other factors identified in our filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management's assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events, or otherwise.

Company Contact:

Rekor Systems, Inc.

Eyal Hen

Chief Financial Officer

Phone: +1 (443) 545-7260

ehen@rekor.ai

Media & Investor Relations Contact:

Rekor Systems, Inc.

Charles Degliomini

ir@rekor.ai

REKOR SYSTEMS, INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

 (unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$2,438	$1,924
Restricted cash and cash equivalents	346	254
Accounts receivable, net	5,703	3,238
Inventory	2,676	1,986
Note receivable, current portion	340	340
Other current assets, net	1,396	1,202
Current assets of discontinued operations	-	331
Total current assets	12,899	9,275
Long-term assets
Property and equipment, net	14,971	16,733
Right-of-use operating lease assets, net	9,348	9,662
Right-of-use financing lease assets, net	1,177	-
Goodwill	20,593	20,593
Intangible assets, net	19,226	21,299
Note receivable, long-term	652	822
SAFE investment	1,904	2,005
Deposits	3,144	3,451
Total long-term assets	71,015	74,565
Total assets	$83,914	$83,840

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$5,447	$5,963
Notes payable, current portion	1,000	1,000
Related party notes, current portion	-	1,000
Loan payable, current portion	91	106
Lease liability operating, short-term	1,079	1,069
Lease liability financing, short-term	271	-
Contract liabilities, short-term	3,649	3,044
Other current liabilities	3,054	2,772
Current liabilities of discontinued operations	-	490
Total current liabilities	14,591	15,444
Long-term Liabilities
Notes payable, long-term	1,000	2,000
2023 Promissory Notes, net of debt discount of $1,341	2,659	-
2023 Promissory Notes - related party, net of debt discount of $2,851	5,649	-
Loan payable, long-term	310	349
Lease liability operating, long-term	13,509	14,237
Lease liability financing, long-term	651	-
Contract liabilities, long-term	1,474	1,005
Deferred tax liability	52	52
Other non-current liabilities	2,094	1,416
Total long-term liabilities	27,398	19,059
Total liabilities	41,989	34,503
Commitments and contingencies (Note 9)
Stockholders' equity
Common stock, $0.0001 par value; authorized; 100,000,000 shares; issued: 62,043,702, shares as of June 30, 2023 and 54,446,602 as of December 31, 2022; outstanding: 61,952,211 shares as of June 30, 2023 and 54,405,080 as of December 31, 2022.	6	5

Preferred stock, $0.0001 par value, 2,000,000 authorized, 505,000 shares designated as Series A and 240,861 shares designated as Series B as of June 30, 2023 and December 31, 2022, respectively. No preferred stock was issued or outstanding as of June 30, 2023 or December 31, 2022, respectively.

Treasury stock, 91,491 and 41,522 shares as of June 30, 2023 and December 31, 2022, respectively.	(506)	(417)
Additional paid-in capital	219,218	202,747
Accumulated deficit	(176,793)	(152,998)
Total stockholders' equity	41,925	49,337
Total liabilities and stockholder' equity	$83,914	$83,840

REKOR SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except share data)

 (unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$8,563	$3,698	$14,748	$6,673
Cost of revenue, excluding depreciation and amortization	4,131	2,241	6,999	3,777

Operating expenses:
General and administrative expenses	5,873	8,272	13,078	15,802
Selling and marketing expenses	2,053	2,649	3,943	3,958
Research and development expenses	4,783	4,727	9,740	8,861
Depreciation and amortization	2,003	1,483	3,954	2,625
Total operating expenses	14,712	17,131	30,715	31,246

Loss from operations	(10,280)	(15,674)	(22,966)	(28,350)
Other income (expense):
Gain on extinguishment of debt	-	-	527	-
Interest expense, net	(908)	(17)	(1,668)	(26)
Other income	75	301	312	313
Total other income (expense)	(833)	284	(829)	287
Loss before income taxes	(11,113)	(15,390)	(23,795)	(28,063)
Income tax benefit (provision)	-	-	-	-
Net loss from continuing operations	(11,113)	(15,390)	(23,795)	(28,063)
Net income from discontinued operations	-	123	-	195
Net loss	$(11,113)	$(15,267)	$(23,795)	$(27,868)
Loss per common share from continuing operations - basic and diluted	$(0.18)	$(0.33)	$(0.41)	$(0.62)
Earning per common share discontinued operations - basic and diluted	-	0.00	-	0.00
Loss per common share - basic and diluted	$(0.18)	$(0.33)	$(0.41)	$(0.62)

Weighted average shares outstanding
Basic and diluted	61,816,279	47,154,453	58,353,534	45,625,492

SOURCE: Rekor Systems, Inc.